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                                                                  EXHIBIT 10(c)


                         EXECUTIVE SEVERANCE AGREEMENT


         THIS EXECUTIVE SEVERANCE AGREEMENT (the "Agreement"), made and entered into on the 27th day of July, 1998, by and between First United Bancshares, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Arkansas, and James V. Kelley (the "Executive").

                                R E C I T A L S:

         The Company acknowledges that Executive's contributions to the past and future growth and success of the Company have been and will continue to be substantial. As a publicly held corporation, the Company recognizes that there exists a possibility of a Change in Control of the Company. The Board of Directors of the Company (the "Board") also recognizes that the possibility of such a Change in Control may contribute to uncertainty on the part of senior management and may result in the departure of senior management or distraction of senior management from their operating responsibilities.

         Outstanding management of the Company is always essential to advancing the best interests of the Company and its shareholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, it is particularly important that the Company's business be continued with a minimum of disruption. The Company believes that the objective of securing and retaining outstanding management will be achieved if the Company's key management employees are given assurances of employment security so they will not be distracted by personal uncertainties and risks created by such circumstances.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation the Company agrees herein to pay the Executive, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

                                   ARTICLE 1
                               TERM OF AGREEMENT

         1.1 Term. This Agreement shall become effective as of the date on which it is executed by the Company (the "Effective Date"). The Agreement shall be effective for thirty-six months (36) and will automatically be extended for twelve (12) months as of each anniversary date of the Effective Date (the "Agreement Term") unless the Agreement Term is terminated by the Company upon written notification to the Executive, within thirty days before an anniversary date of the Effective Date, that the Agreement will terminate as of last day of the Agreement Term as in effect immediately prior to such anniversary date.

         Unless the Company has effectively terminated this Agreement as prescribed above in this Section 1.1, in the event of a Change in Control, the Agreement Term shall be extended for an additional 12 months and shall then expire at the end of such additional 12 month period.

         1.2 Change in Control, means if: (i) after the date of the Agreement, any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases are directors at the time the purchases are made); or (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

         1.3 Control Change Date, means the date on which an event described in
Section 1.2 occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

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                                   ARTICLE 2
                           TERMINATION OF EMPLOYMENT

         2.1 General. The Executive shall have the right during an Agreement Term to receive Termination Compensation without regard to the event or reason for his termination of employment, provided he elects in writing in a manner prescribed by the Company to receive such Termination Compensation within a 30 day period commencing as of the anniversary date of a Control Change Date.

         2.2 Termination Compensation. Termination Compensation equal to 3.00 times Executive's Base Period Income shall be paid in a single sum payment in cash or in common stock of the Company, at the election of the Executive. Payment of Termination Compensation to Executive shall be made on the later of the thirtieth business day after Executive's employment termination or the first day of the month following his employment termination.

         2.3 Base Period Income. Executive's Base Period Income equals his annual base salary as of Executive's termination date, plus the greater of the average of any incentive bonus payable to Executive for the Company's last two completed fiscal years or the Executive's target bonus opportunity under the Company's annual incentive plan.

                                   ARTICLE 3
                              GROSS UP OF PAYMENTS

         In the event that any amount required to be paid or distributed to the Executive pursuant to this Agreement shall constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statutory provision ("Excess Parachute Payments") and the aggregate of such parachute payments and any other amounts otherwise required to be paid or distributed to the Executive by the Company would cause the Executive to be subject to the excise tax on excess parachute payments under Section 4999 of the Code (the "Excise Tax"), or any successor or similar provision thereof, the Company shall pay to the Executive such additional amounts as are necessary so that, after taking into account any tax imposed by such Section 4999 or any successor statutory provision, only on any Net Excess Parachute Payments, as well as on payments made pursuant to this sentence, and any federal or state income taxes payable as a result of any payments due to the Executive pursuant to this sentence, the Executive is in the same after-tax position the Executive would have been in if such Section 4999 or any successor statutory provision did not apply and no payments were made pursuant to this sentence.

                                   ARTICLE 4
                                ATTORNEY'S FEES

         In the event that the Executive incurs any attorney's fees in protecting or enforcing his rights under this Agreement, the Company shall reimburse the Executive for such reasonable attorneys' fees and for any other reasonable expenses related thereto. Such reimbursement shall be made within thirty (30) days following final resolution of the dispute or occurrence giving rise to such fees and expenses.

                                   ARTICLE 5
                        WELFARE BENEFIT PLAN EQUIVALENTS

         If the Executive is entitled to receive Termination Compensation under this Agreement the Company, at its sole expense, shall maintain in full force and effect for the continued benefit of Executive and his eligible dependents, for a period of thirty-six (36) months following the date of termination, each Welfare Benefit Plan in which the Executive was entitled to participate immediately prior to the date of termination, at the benefit levels then in effect; provided, however, in the event that the Executive's continued participation in any such plan is not permitted thereunder, then the Company, at its sole expense, shall provide the Executive and his eligible dependents a benefit substantially similar to and no less favorable than the benefit provided under such plan immediately prior to such termination of coverage; provided further, however, at the termination of any period of coverage provided above, the Executive shall have the option to have assigned to him, at no cost and no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to the Executive. In lieu of being provided with the benefits as described in the preceding sentence, the Executive may, at the Executive's election and sole discretion, require the Company to include in the Executive's Termination Compensation a lump sum amount equal to the value of the benefits described in the preceding

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sentence. The term Welfare Benefit Plan as used in this Article 5 refers to any plan, fund or program as defined under Section 3(1) of the Employee Retirement Income Security Act (ERISA), which has been established and is maintained by the Company for the purpose of providing its employees or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, hospital care or benefits, or benefits in the event of sickness, accident, disability or death.


                                   ARTICLE 6
                             MITIGATION OF PAYMENT

         The Company and the Executive agree that, following the termination of employment by the Executive with Company, the Executive has no obligation to take any steps whatsoever to secure other employment and such failure by the Executive to search for or to find other employment upon termination from Company shall in no way impact the Executive's right to receive payment under any of the provisions of this Agreement.


                                   ARTICLE 7
                   DECISIONS BY COMPANY; FACILITY OF PAYMENT

         Any powers granted to the Board hereunder may be exercised by a committee, appointed by the Board, and such committee, if appointed, shall have general responsibility for the administration and interpretation of this Agreement. If the Board or the committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Board or the committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Board or committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Board or committee may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefore.


                                   ARTICLE 8
                                INDEMNIFICATION

         The Company shall indemnify the Executive during his employment and thereafter to the maximum extent permitted by applicable law for any and all liability of the Executive arising out of, or in connection with, his employment by the Company or membership on the Board; provided, that in no event shall such indemnity of the Executive at any time during the period of his employment by the Company be less than the maximum indemnity provided by the Company at any time during such period to any other officer or director under an indemnification insurance policy or the bylaws or charter of the Company or by agreement.


                                   ARTICLE 9
                          SOURCE OF PAYMENTS; NO TRUST

         The obligations of the Company to make payments hereunder shall constitute a liability of the Company to the Executive. Such payments shall be from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Executive nor his designated beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in this Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

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                                   ARTICLE 10
                                  SEVERABILITY

         All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.


                                   ARTICLE 11
                             ASSIGNMENT PROHIBITED

         This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of his or its rights or obligations hereunder.

                                   ARTICLE 12
                                 NO ATTACHMENT

         Except as otherwise provided in this Agreement or required by applicable law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                                   ARTICLE 13
                                    HEADINGS

         The headings of articles, paragraphs and sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                                   ARTICLE 14
                                 GOVERNING LAW

         The parties intend that this Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Arkansas, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Arkansas, shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                                   ARTICLE 15
                                 BINDING EFFECT

         This Agreement shall be binding upon, and inure to the benefit of, the Executive and his heirs, executors, administrators and legal representatives and the Company and its permitted successors and assigns.

                                   ARTICLE 16
                            MERGER OR CONSOLIDATION

         The Company will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation (the "Successor Corporation") unless the Successor Corporation shall assume this Agreement, and upon such assumption, the Executive and the Successor Corporation shall become obligated to perform the terms and conditions of this Agreement.

                                   ARTICLE 17
                                  COUNTERPARTS

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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                                   ARTICLE 18
                                ENTIRE AGREEMENT

         This Agreement expresses the whole and entire agreement between the parties with referenced to the employment of the Executive and, as of the effective date hereof, supersedes and replaces any prior employment agreement, understanding or arrangement (whether written or oral) between the Company and the Executive. Each of the parties hereto has relied on his or its own judgment in entering into this Agreement.

                                   ARTICLE 19
                                    NOTICES

         All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party:

             (a) If to the Executive:

                 James V. Kelley

                 --------------------------------

                 --------------------------------

             (b) If to the Company:

                 First United Bancshares, Inc.
                 Main and Washington Streets
                 El Dorado, Arkansas  71730
                 ATTN.:

         Each such notice, request or other communication shall be effective
(i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this ARTICLE 19.

                                   ARTICLE 20
                           MODIFICATION OF AGREEMENT

         No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. No evidence of any waiver of modification shall be offered or received in evidence at any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this ARTICLE 20 may not be waived except as herein set forth.

                                   ARTICLE 21
                                     TAXES

         To the extent required by applicable law, the Company shall deduct and withhold all necessary Social Security taxes and all necessary federal and state withholding taxes and any other similar sums required by laws to be withheld from any payments made pursuant to the terms of this Agreement.

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                                   ARTICLE 22
                                    RECITALS

         The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                      EXECUTIVE:

                                      /s/ James V. Kelley
                                      ------------------------------------------

                                      FIRST UNITED BANCSHARES, INC.:

                                      By: /s/ Robert C. Nolan
                                          --------------------------------------
                                      Name: Robert C. Nolan
                                            ------------------------------------
                                      Title: Chairman, Compensation Committee
                                             -----------------------------------

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